UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2019

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2325 E. Camelback Road, 9th Floor
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)
(800)
606-3610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock $0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock $0.01 par value per share (VEREIT, Inc.)	VER PF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

VEREIT, Inc.	VEREIT Operating Partnership, L.P.

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc.
☐
    VEREIT Operating Partnership, L.P.
☐

Item 7.01.	Regulation FD Disclosure.
On September 9, 2019, VEREIT, Inc. issued a press release announcing that VEREIT, Inc. and VEREIT Operating Partnership, L.P. (the “Operating Partnership” and, together with VEREIT, Inc., “VEREIT” or the “Company”) entered into agreements to settle certain outstanding litigation, including the pending class action litigation, In re American Realty Capital Properties, Inc. Litigation, No.
1:15-mc-00040
(AKH) (the “Class Action”) and the remaining opt out actions, Jet Capital Master Fund, L.P., et al. v. American Realty Capital Properties, Inc., et al., No.
1:15-cv-00307
-AKH
and Lakewood Capital Partners, LP v. American Realty Capital Properties, Inc., et al., Index. No. 653676/2019, (together, the “Opt Out Actions”) at a cost to the Company of approximately $765.5 million, comprised of a contribution of $738.5 million toward the Class Action settlement and $27.0 million toward the Opt Out Action settlements. A copy of the press release is furnished as Exhibit 99.1 hereto.
In connection with the announcement, the Company is also reaffirming its 2019 adjusted funds from operations (“AFFO”) per diluted share guidance initially provided on February 21, 2019 and reaffirmed on May 8, 2019 and August 7, 2019.
The information in Item 7.01 of this Current Report on Form
8-K,
including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01.	Other Events.
The Class Action Settlement
On September 8, 2019, the Company signed a Memorandum of Understanding (“MOU”) providing for the settlement of the Class Action (the “Class Action MOU”). The Class Action settlement will resolve the claims by class plaintiffs relating to the disclosures made by the Company in October 2014 and March 2015 regarding its financial statements, which included the Company’s March 2015 restatement of certain of its previously issued financial statements. Pursuant to the terms of the Class Action MOU, certain defendants have agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (together the “Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former chief financial officer (the “Former CFO”), $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contributions from the Company’s Former Manager and Former CFO can be satisfied by a combination of (i) cash, (ii) limited partner units of the Operating Partnership (“OP Units”) held by the Former Manager and the Former CFO, and (iii) amounts due related to the dividends on such OP Units previously withheld from distribution. The Company will contribute cash for such OP Units and dividends used by the Former Manager and Former CFO to fund their contributions. The contributions from the Company’s Former Manager are inclusive of the value of substantially all of the OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager and certain of its principals with the Securities and Exchange Commission (the “SEC”), totaling approximately $32.0 million, which was recorded in the Company’s quarterly report on Form
10-Q
for the quarter ended June 30, 2019, and for which cash will be contributed by the Company. Pursuant to the Class Action MOU, the parties will negotiate in good faith to execute definitive stipulations of settlement and related documents to be filed with the court, which will not contain any admission of liability, wrongdoing or responsibility by any of the parties and will provide that upon final approval of the Class Action settlement, the Class Action will be dismissed with prejudice, with mutual releases by all parties. The Class Action settlement is subject to court approval and is conditioned on approval of the Derivative Action settlement.
The Derivative Action Settlement
At the same time, in conjunction with the Class Action settlement, the Company entered into an MOU (the “Derivative MOU”) providing for the settlement of the derivative action lawsuit currently pending in the Southern District of New York (the “SDNY”) captioned
Witchko v. Schorsch, et al., No. 1:15-cv-06043-AKH
(the “Derivative Action”). The Derivative Action settlement will resolve the allegations brought by the derivative plaintiffs and is also subject to completing definitive documentation to be filed with the court. The Derivative Action settlement is subject to court approval and is conditioned on approval of the Class Action settlement. Each of the non-VEREIT
defendants that agreed to contribute to the settlement of the Class Action conditioned their contributions on complete releases from the Company of any claims the Company might have against those defendants (including any potential claims for contribution by VEREIT with respect to the claims asserted in the Class Action, along with complete releases of any claims asserted in the Derivative Action).

The Opt Out Action Settlements and Remaining Litigations
On September 6 and September 9, 2019, the Company also entered into settlement agreements and releases to settle the Opt Out Actions for a total of $27.0 million, which are not subject to court approval. Three additional derivative actions remain pending in courts other than the SDNY. The Company expects to seek dismissal of these actions based upon the settlement of the Derivative Action.
Additional Information
The Company has been cooperating with the SEC staff’s investigation related to the matters at issue in the Class Action since its inception and continues to have discussions with the staff regarding a resolution of potential charges the SEC may bring against the Company. In addition, the Company has advised the SEC that the Company plans to seek recovery of approximately $34.0 million paid by the Company’s Former Manager and the Former CFO in connection with the previously announced settlement between them and the SEC,
SEC v. AR Capital, LLC et al.,
No. 1:19-cv-06603-AT, for disgorgement and penalties.
Any monies disbursed to the Company will be maintained by the Company and will not be paid as part of the settlements described above. There can be no assurance as to whether any of these funds will be disbursed to the Company, and the timing and substance of the ultimate resolution of these discussions is unknown.
There can be no assurance as to the timing of the court’s approval of the Class Action and Derivative settlements, whether such approvals will be obtained, or how these settlements may affect any potential future resolution of the remaining derivative lawsuits, the SEC matter, or the timing of any such resolution. The Company will be required to fund its contribution to the Class Action settlement, along with the cash value of any OP Units and dividends surrendered by the Former Manager and the Former CFO in order to satisfy their contributions to the Class Action settlement, ten days after the court grants preliminary approval of both the Class Action and Derivative settlements.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events and plans, the negotiation of definitive documentation regarding, and approval of, the Class Action and Derivative Settlements, the termination of the remaining derivative actions, the expectation that the settlements will bring the litigations to a conclusion, the uncertainty regarding receipt of any funds paid by the Former Manager and the Former CFO in connection with the SEC settlement, and circumstances surrounding the future funding of settlement payments. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond the Company’s control and that could cause actual results to differ materially from those contained in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks associated with obtaining court approval of the Class Action and Derivative settlements, pending government investigations and remaining litigations related to the Company’s previously disclosed audit committee investigation; risks associated with the funding of the settlements; and the other factors contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements contained in this report whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated September 9, 2019 and entitled VEREIT Enters Into Agreements to Settle Pending Litigation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary
Dated: September 9, 2019